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                                                               EXHIBIT NO. 99.10

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the Registration Statement No. 2-92915 under Form N-1A of our report dated May 23, 2006 (February 2, 2007 as to the effects of the restatements discussed in Note 8)(which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in note 8) relating to the financial statements and financial highlights of MFS Municipal Income Fund appearing in the Annual Report on Form N-CSR/A of MFS Municipal Series Trust for the year ended March 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm And Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP
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Deloitte & Touche LLP

Boston, Massachusetts
March 16, 2007